Exhibit 1.1

Execution Version

EQUITY RESIDENTIAL

(a Maryland real estate investment trust)

15,068,000 Common Shares

(Par Value $0.01 Per Share)

TERMS AGREEMENT

Dated: May 22, 2013

To:	Equity Residential

ERP Operating Limited Partnership

c/o Equity Residential

Two North Riverside Plaza

Chicago, Illinois 60606

Attention: Mark Parrell

Ladies and Gentlemen:

We (the “Underwriter”) understand that Jupiter Enterprise LP (the “Selling Shareholder”) proposes to sell 15,068,000 common shares, par value of $0.01 per share (the “Common Shares”) of Equity Residential, a Maryland real estate investment trust (“EQR”) (said shares to be sold by the Selling Shareholder being hereinafter called the “Securities”). Subject to the terms and conditions set forth or incorporated by reference herein, the Underwriter agrees to purchase the amount of the Securities set forth below, at the purchase price set forth below.

1

The Securities shall have the following terms:

Title:	Common Shares

Number of Securities to be Sold by the Selling Shareholder:	15,068,000

Lock-up Restricted Period:	60 days from the date hereof

Form:	Registered book-entry form

Price to Public:	The price to public per share for the Securities shall be variable.

Purchase Price:	$58.07

Listing:	NYSE under the symbol “EQR”

Representation Date:	May 22, 2013

Settlement Date, Time and Place:	Delivery of documents on May 28, 2013 at 10:00 a.m. New York City time at the offices of Morrison & Foerster LLP; 2000 Pennsylvania Avenue, NW, Suite 6000, Washington, DC 20006-1888; delivery of funds on May 28, 2013, 2013, in accordance with DTC procedures for the Securities

Address for Notices to Underwriter:	Goldman, Sachs & Co. 200 West Street, New York, NY 10282, Attn: Registration Department Facsimile: 212-902-9316.

Address for Notices to the Company:	Equity Residential ERP Operating Limited Partnership c/o Equity Residential Two North Riverside Plaza Chicago, Illinois 60606 Attention: Mark Parrell

Address for Notices to the Selling Shareholder:	Jupiter Enterprise LP 1271 Avenue of the Americas New York, New York 10020

All the provisions contained in the document attached as Annex A hereto entitled “Equity Residential—Common Shares—Standard Underwriting Provisions” dated May 22, 2013 (the “Standard Underwriting Provisions”) are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

2

For purposes of this transaction, the term “Time of Sale” as used in the Standard Underwriting Provisions and this Terms Agreement shall mean 5:10 p.m. on the date hereof.

The Time of Sale Information for this transaction shall constitute the documents listed in Schedule II to the Standard Underwriting Provisions.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between EQR, ERP, the Selling Shareholder and the Underwriter, or any of them, with respect to the offer and sale of the Securities, except for the Registration Rights Agreement by and between Lehman Brothers Holding Inc. (“Lehman”), the Selling Shareholder and EQR, dated February 27, 2013 and Shareholders Agreement by and among EQR, the Selling Shareholder and Lehman.

[SIGNATURE PAGE APPEARS NEXT]

3

Please accept this offer no later than 6:00 p.m. (New York City time) on May 22, 2013, by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

Very truly yours, GOLDMAN, SACHS & CO.

By:	/s/ Adam T. Greene
Name:	Adam T. Greene
Title:	Vice President

[Signature Page to Equity Residential Underwriting Agreement]

Accepted:

EQUITY RESIDENTIAL
ERP OPERATING LIMITED PARTNERSHIP

By:	EQUITY RESIDENTIAL, individually and as General Partner of ERP OPERATING LIMITED PARTNERSHIP

	By:	/s/ Mark J. Parrell
	Name:	Mark J. Parrell
	Title:	Executive Vice President and Chief
Financial Officer

[Signature Page to Equity Residential Underwriting Agreement]

By:	JUPITER ENTERPRISE LP

	By:	Jupiter Enterprise GP LLC, its general partner

	By:	/s/ John Suckow
	Name:	John Suckow
	Title:	President and Chief Operating Officer

[Signature Page to Equity Residential Underwriting Agreement]

Annex A

Equity Residential

Common Shares

Standard Underwriting Provisions

7

Equity Residential

(a Maryland real estate investment trust)

Common Shares

STANDARD UNDERWRITING PROVISIONS

May 22, 2013

Jupiter Enterprise LP (the “Selling Shareholder”) proposes to sell to the underwriter (the “Underwriter”) named in the Terms Agreement (as defined below), 15,068,000 common shares, par value $0.01 per share (“Common Shares”) of Equity Residential, a Maryland real estate investment trust (“EQR” or the “Company”) (said shares to be sold by the Selling Shareholder being hereinafter called the “Securities”). As used herein, “you” and your,” unless the context otherwise requires, shall mean the Underwriter.

(a) In connection with the sale of the Securities through you, EQR and the Selling Shareholder will enter into a terms agreement (the “Terms Agreement” and together with these Standard Underwriting Provisions, the “Underwriting Agreement”) providing for the sale of the Securities to, and the purchase and offering thereof by, you. The Terms Agreement relating to the offering of the Securities shall specify the number of Securities to be issued, the number of Securities which the Underwriter agrees to purchase, the price at which the Securities are to be purchased by the Underwriter from the Selling Shareholder, the public offering price of the Securities, the time and place of delivery and payment and any other terms of the Securities. The Terms Agreement may take the form of an exchange of any standard form of written telecommunication between you, EQR and the Selling Shareholder. The offering of the Securities through you or through an underwriting syndicate managed by you will be governed by the Underwriting Agreement and the Underwriting Agreement shall inure to the benefit of and be binding upon the Underwriter participating in the offering of such Securities.

The Company and ERP Operating Limited Partnership, a limited partnership organized under the laws of the state of Illinois (“ERP”), had entered into an asset purchase agreement (the “Purchase Agreement”) with AvalonBay Communities, Inc. (“AVB”), Lehman Brothers Holding Inc. and the Selling Shareholder. Pursuant to the terms of the Purchase Agreement, ERP, AVB and certain of their respective subsidiaries acquired from the Selling Shareholder and its affiliates (the “Acquisition”), certain assets and interests in various entities affiliated with Selling Shareholder (the “Acquired Assets”).

ERP funded the cash portion of the purchase price through a combination of cash on-hand, available borrowings under its revolving credit facility and term loan facility and proceeds from the disposition of non-core apartment assets.

The (i) Purchase Agreement, (ii) the joint buyers agreement between ERP and AVB, dated November 26, 2012, (iii) Master Credit Facility Agreement, dated February 27, 2013, by and between the borrowers named therein and Fannie Mae, (iv) Master Credit Facility Agreement, dated February 27, 2013, by and between the borrowers named therein and Freddie

Mac, (v) the Archstone Residual JV, LLC Limited Liability Company Agreement, dated February 27, 2013, between AVB Development Transactions, Inc., a wholly owned subsidiary of AVB (“AVB DTI”), and EQR-Residual JV Member, LLC, a wholly owned subsidiary of ERP (“EQR-Residual JV Member”), (vi) the Archstone Parallel Residual JV, LLC Limited Liability Company Agreement, dated February 27, 2013, between AVB DTI and EQR-Residual JV Member, (vii) the Archstone Parallel Residual JV 2, LLC Limited Liability Company Agreement, dated February 27, 2013, between AVB Residual Parallel II, LLC, a wholly owned subsidiary of AVB, and EQR-Parallel Residual JV 2 Member, LLC, a wholly owned subsidiary of ERP and (viii) the Legacy Holdings JV, LLC Limited Liability Company Agreement, dated February 27, 2013, between AVB and EQR-Legacy Holdings JV Member, LLC, a wholly owned subsidiary of ERP, are collectively referred to herein as the “Transaction Agreements.”

EQR has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3ASR (No. 333-187101) for the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”), and the offering thereof from time to time in accordance with Rule 430A or Rule 415 of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and EQR has filed such amendments thereto as may have been required prior to the execution of the Terms Agreement. Such registration statement (as amended, if applicable) has heretofore become effective upon filing with the Commission. Such registration statement and the base prospectus constituting a part thereof (including in each case the information, if any, deemed to be part thereof pursuant to Rule 430A, Rule 430B or Rule 430C of the 1933 Act Regulations) (the “Base Prospectus”), any preliminary prospectus supplement (a “Preliminary Prospectus Supplement”), and the final prospectus supplement (a “Prospectus Supplement”) relating to the offering of the Securities pursuant to Rule 415 of the 1933 Act Regulations, including all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”) or otherwise, are collectively referred to herein as the “Registration Statement.” The term “Preliminary Prospectus” means the Preliminary Prospectus Supplement relating to a particular offering of the Securities and filed with the Commission pursuant to Rule 424(b) of the 1933 Act together with the Base Prospectus. The term “Prospectus” means the Prospectus Supplement relating to a particular offering of Securities and filed with the Commission pursuant to Rule 424(b) of the 1933 Act together with the Base Prospectus; provided, that if any revised prospectus shall be provided to you by EQR and the Selling Shareholder for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement became effective (whether or not such revised prospectus is required to be filed by EQR and ERP pursuant to Rule 424(b) of the 1933 Act Regulations), the term “Prospectus” shall refer to each such revised prospectus from and after the time it is first provided to you for such use; provided, further, that a Prospectus Supplement shall be deemed to have supplemented the Prospectus only with respect to the offering of the Securities to which it relates. If EQR and ERP file a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the “Rule 462 Registration Statement”), then, after such filing, all references to “Registration Statement” shall also be deemed to include the Rule 462 Registration Statement. Any prospectus included in the Rule 462 Registration Statement shall be deemed to be part of the Prospectus. All references in these Standard Underwriting Provisions to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, the Prospectus or any Preliminary Prospectus (and all other references of like import)

shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or any Preliminary Prospectus, as the case may be; and all references in these Standard Underwriting Provisions to amendments or supplements to the Registration Statement, the Prospectus or any Preliminary Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or any Preliminary Prospectus, as the case may be.

For purposes hereof, all references to the Registration Statement, Prospectus, Prospectus Supplement, the Preliminary Prospectus, any Preliminary Prospectus Supplement, or any Issuer Free Writing Prospectus (as defined herein) or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

The term “subsidiary” or “subsidiaries,” when used with respect to EQR or ERP, shall include (i) each of their respective consolidated subsidiaries, (ii) any entity the operations of which are included in their respective consolidated financial statements for their most recent fiscal period included in the Prospectus, (iii) any subsidiary (other than ERP) of EQR, which owns an interest in any entity described in clause (i) above, and (iv) any limited liability company formed in connection with the Acquisition which is jointly owned and controlled by subsidiaries of ERP and AVB.

At or prior to the time specified in the Terms Agreement as the “Time of Sale,” the information designated in Schedule II hereof as the “Time of Sale Information” (collectively, the “Time of Sale Information”) will have been prepared.

SECTION 1. REPRESENTATIONS AND WARRANTIES

(a) Each of EQR and ERP, jointly and severally, represent and warrant to you and each other Underwriter named in the Terms Agreement, as of the date thereof (the “Representation Date”), as follows:

(i) The Registration Statement and the Prospectus, at the time the Registration Statement and any post-effective amendment thereto (including the filing of the most recent Annual Report on Form 10-K and the most recent Quarterly Report on Form 10-Q of EQR and ERP with the Commission) became effective, complied, and as of the Representation Date will comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations; the Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the requirements of the 1933 Act Regulations and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Registration Statement, at the time the Registration Statement became effective, did not, and as of the Representation Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, as of the Representation Date and Closing Time (as defined below), will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in, or omissions from, the Registration Statement, the Preliminary Prospectus or the Prospectus made in reliance upon, and in conformity with, information furnished to EQR and ERP in writing by the Underwriter for use in the Registration Statement, the Preliminary Prospectus or the Prospectus; and provided further, that the foregoing representations and warranties are given on the basis that any statement contained in a document incorporated or deemed to be incorporated in the Registration Statement, the Time of Sale Information or the Prospectus prior to the Time of Sale shall be deemed not to be contained in the Registration Statement, Time of Sale Information or the Prospectus if such statement has been modified or superseded by any subsequent statement in the Registration Statement, Time of Sale Information or the Prospectus.

(ii) The Time of Sale Information, at the Time of Sale, did not, and at the Closing Time will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that EQR and ERP make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to EQR and ERP in writing by the Underwriter expressly for use in such Time of Sale Information; and provided further, that the foregoing representations and warranties are given on the basis that any statement contained in a document incorporated or deemed to be incorporated in the Registration Statement, the Time of Sale Information or the Prospectus prior to the Time of Sale shall be deemed not to be contained in the Registration Statement, Time of Sale Information or the Prospectus if such statement has been modified or superseded by any subsequent statement in the Registration Statement, Time of Sale Information or the Prospectus. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(iii) (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time EQR or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the 1933 Act, and (D) as of the date of the execution and delivery of the Terms Agreement (the “Execution Date”), EQR was and is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the 1933 Act, that initially became effective within three years of the date hereof, EQR has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act objecting to use of the automatic shelf registration statement form and EQR has not otherwise ceased to be eligible to use the automatic shelf registration statement form.

(iv) (A) At the earliest time after the filing of the Registration Statement relating to the Securities that EQR or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act) and (B) as of the Execution Date, EQR was not and is not an Ineligible Issuer (as defined in Rule 405 of the 1933 Act), without taking account of any determination by the Commission pursuant to Rule 405 of the 1933 Act that it is not necessary that EQR be considered an Ineligible Issuer.

(v) Other than any Preliminary Prospectus and the Prospectus, neither EQR nor ERP (including their agents and representatives, other than the Underwriter in their capacity as such) has made, used, prepared, authorized, approved or referred to, nor will they make, use, prepare, authorize, approve or refer to, any “written communication” (as defined in Rule 405 under the 1933 Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by EQR, ERP or their respective agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the 1933 Act or Rule 134 under the 1933 Act, or (ii) the documents listed on an annex to the Terms Agreement and other written communications approved in writing in advance by the Underwriter. Each such Issuer Free Writing Prospectus complied in all material respects with the requirements of the 1933 Act Regulations, has been filed in accordance with the 1933 Act Regulations (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Time will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that EQR and ERP make no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to the Underwriter furnished to EQR and ERP in writing by the Underwriter expressly for use in any Issuer Free Writing Prospectus

(vi) No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the knowledge of EQR and ERP, threatened by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of EQR and ERP, threatened by the Commission or by the state securities authority of any jurisdiction. Any request on the part of the Commission for additional information relating to the Securities, any Preliminary Prospectus or the Prospectus has been complied with.

(vii) The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information are a registered public accounting firm with respect to EQR and ERP within the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States) and as required by the 1933 Act and the 1933 Act Regulations.

(viii) The consolidated financial statements and related notes included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information present fairly in all material respects the financial position of EQR, ERP and their consolidated subsidiaries as at the dates indicated and the results of their operations specified, and except as may otherwise be stated in the Registration Statement, the Prospectus and the Time

of Sale Information, have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout such periods. The supporting schedules included or incorporated by reference in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The financial information and statistical data included in the Registration Statement, the Prospectus and the Time of Sale Information present fairly in all material respects the information included therein and have been prepared on a basis consistent with that of the financial statements included in the Registration Statement, the Prospectus and the Time of Sale Information. The pro forma financial statements included in the Registration Statement, the Prospectus and the Time of Sale Information comply in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X of the Commission (“Regulation S-X”) and the pro forma adjustments have been properly applied to the historical amounts in the compilation of such statements, and the assumptions used in the preparation thereof are, in the opinion of EQR and ERP, reasonable. The unaudited pro forma financial information (including the related notes) included in the Registration Statement, the Time of Sale Information and the Prospectus complies as to form in all material respects with the applicable accounting requirements of the 1933 Act, and management of EQR and ERP believe that the assumptions underlying the pro forma adjustments are reasonable; such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents the financial position, results of operations and other information purported to be shown therein at the respective dates for the respective periods specified; and no other pro forma financial information is required to be included or incorporated by reference in the Registration Statement; all disclosures contained in the Registration Statement, the Time of Sale Information or the Prospectus, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.

(ix) The financial statements required by Rule 3-14 of Regulation S-X and related notes relating to the Acquired Assets included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of Regulation S-X, and present fairly the consolidated financial position of the Acquired Assets as of the dates indicated for the periods specified; such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial and statistical data with respect to the Acquired Assets included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of Archstone and its subsidiaries and presents fairly the information shown.

(x) Except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, as of the date hereof, with respect to share options (the “Share Options”) and all other awards (“Other Awards”) granted pursuant to any equity incentive plan of the Company and its subsidiaries within the past five (5) years, (i) each Share Option designated by the Company at the time of grant as an “incentive share option” under Section 422 of the Code, so qualifies, (ii) each grant of a Share Option and each grant of an Other Award was duly authorized no later than the date on which the grant of such Share Option or Other Award, as the case may be, was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the Board of Trustees of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant of a Share Option or an Other Award was made in accordance with the terms of such equity incentive plan, the 1934 Act and all other applicable laws and regulatory rules or requirements, including the rules of the New York Stock Exchange and any other exchange on which Company securities are traded, (iv) the per share exercise price of each Share Option or Other Award in the form of a share appreciation right or similar award was equal to or greater than the fair market value of a share of Common Shares on the applicable Grant Date, (v) at the time of grant and at all times thereafter, all Share Options and Other Awards qualified for an exemption from Sections 162(m) and 409A of the Code, (vi) each grant of a Share Option and each grant of an Other Award was made in material compliance with all applicable laws (including but not limited to applicable securities and tax laws), the recipients and holders of all Share Options and Other Awards have received timely and complete information, in the form of a prospectus when required, regarding the terms conditions, securities laws, and tax consequences relating to their Share Options and Other Awards as the case may be, and (vii) each such grant of a Share Option or an Other Award was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the 1934 Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Share Options or Other Awards in the form of share appreciation rights or similar awards prior to, or otherwise coordinating the grant of such awards with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(xi) Any statistical and market-related data included in the Registration Statement, Time of Sale Information or the Prospectus are based on or derived from sources that the Company and ERP believe, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company and ERP have obtained the written consent to the use of such data from such sources.

(xii) Since the respective dates as of which information is given in the Registration Statement, the Prospectus and the Time of Sale Information, except as otherwise stated or contemplated therein, (A) there has been no material adverse change in the financial condition or in the earnings, assets, business affairs or business prospects of EQR, ERP and their subsidiaries, considered as a single enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Change”), (B) there have been no material transactions entered into by EQR, ERP or any of their subsidiaries, other than transactions in the ordinary course of business, which are material with respect to EQR, ERP and their subsidiaries considered as a single enterprise, (C) none of EQR, ERP or any of their subsidiaries have incurred any material obligation or liability, direct, contingent or otherwise, (D) there has been no material change in the short-term debt or long-term debt of EQR or ERP, and (E) except for (i) regular quarterly distributions on EQR’s Common Shares and preferred shares of beneficial interest, $0.01 par value (the “Preferred Shares”) and (ii) as disclosed in the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by EQR on any class of its shares of beneficial interest.

(xiii) EQR, ERP and each of their respective subsidiaries have been duly incorporated or formed and are validly existing and are in good standing as a partnership, corporation, trust or limited liability company (“LLC”) under the laws of its jurisdiction of organization, with partnership, corporate, trust or LLC power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus. EQR has the real estate investment trust power and authority and ERP has the partnership power and authority to enter into and perform their obligations under the Terms Agreement.

(xiv) EQR, ERP and each of their respective subsidiaries are duly qualified or registered as a foreign partnership, corporation, trust or LLC and are in good standing to transact business in each jurisdiction in which such qualification is required whether by the nature of its business or its ownership or leasing of property, except where the failure to so qualify would not have a material adverse effect on the financial condition or the earnings, assets or business affairs of EQR, ERP and their subsidiaries considered as a single enterprise (a “Material Adverse Effect”).

(xv) All of the issued and outstanding shares of beneficial interest or capital stock, partnership and LLC interests, as the case may be, of each subsidiary have been validly issued and, in the case of capital stock, fully paid and, with respect to the shares of capital stock, partnership and LLC interests owned by EQR, ERP, another subsidiary and/or certain affiliated entities, are owned by EQR, ERP, another subsidiary, and/or certain affiliated entities, respectively, as described in the Registration Statement, the Prospectus and the Time of Sale Information, in each case free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for security interests, mortgages, pledges, liens, encumbrances, claims or equities the foreclosure of which would not have a Material Adverse Effect. Neither EQR nor ERP owns a direct or indirect equity interest in any entity other than their respective subsidiaries, except for such interests as, in the aggregate, are not material to the financial condition or the earnings, assets or business affairs of EQR and ERP and their respective subsidiaries considered as a single enterprise.

(xvi) The capitalization of EQR is as set forth in the Registration Statement, the Prospectus and the Time of Sale Information and all of the issued and outstanding Common Shares, including the Securities, and the Preferred Shares have been duly authorized and validly issued and are fully paid and non-assessable; and none of such shares of beneficial interest were issued in violation of preemptive or other similar rights of any security holder of EQR.

(xvii) The capitalization of ERP is as set forth in the Registration Statement, the Prospectus and the Time of Sale Information and all of the outstanding partnership interests in ERP have been duly authorized and validly issued and the capital contributions with respect thereto have been made in full; the partnership interests owned by EQR are owned in the percentage amount set forth in the Prospectus and the Time of Sale Information free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

(xviii) Prior to the Settlement Date (as defined in the Terms Agreement), the Securities will have been approved for listing on the New York Stock Exchange (the “NYSE”) upon official notice of issuance.

(xix) The authorized Common Shares, including the Securities, conform as to legal matters to the description thereof contained in each of the Time of Sale Information and the Prospectus.

(xx) The Common Shares outstanding, including the Securities, prior to the issuance of the Securities have been duly authorized and are validly issued, fully paid and non-assessable.

(xxi) The Securities conform in all material respects to the descriptions related thereto contained in the Prospectus and the Time of Sale Information.

(xxii) The Terms Agreement has been duly authorized, executed and delivered by each of EQR and ERP, as applicable, and, assuming it has been duly authorized, executed and delivered by the Underwriter, constitutes a valid and binding obligation of each of EQR and EPR, as applicable, enforceable against EQR and ERP, as applicable, in accordance with its terms, except (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, (B) the availability of equitable remedies may be limited by equitable principles of general applicability and (C) rights to indemnity and contribution hereunder may be limited by state or federal securities laws or the public policy underlying such laws.

(xxiii) Except for transactions described in the Prospectus, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance or registration under the 1933 Act of, any shares of beneficial interest or capital stock of, or partnership or other equity interest in, EQR, ERP or any subsidiary of EQR or ERP except for multifamily property acquisition agreements with respect to the sale or issuance of the Common Shares or units of limited partnership interests in ERP or registration of the Common Shares or the Common Shares underlying units of limited partnership interests in ERP which are not material in amount.

(xxiv) There is no action, suit or proceeding before or by any court or governmental agency or body, now pending, or, to the knowledge of EQR or ERP, threatened, against or affecting EQR, ERP or any of their subsidiaries which is required to be disclosed in the Prospectus (other than as disclosed therein) or which could reasonably be expected to result in a Material Adverse Effect or which could reasonably be expected to materially and adversely affect the properties thereof which individually or in the aggregate are material to the business of EQR, ERP and their subsidiaries, considered as one enterprise, or which could reasonably be expected to materially and adversely affect the consummation of the Underwriting Agreement or the transactions contemplated therein; all pending legal or governmental proceedings to which EQR, ERP or any of their subsidiaries is a party or of which any of their properties or assets is the subject which are not described in the Prospectus or the Time of Sale Information, including ordinary routine litigation incidental to the business, could not, considered in the aggregate, reasonably be expected to result in a Material Adverse Effect; and there are no contracts or documents of EQR, ERP or any of their subsidiaries which would be required to be filed as exhibits to the Registration Statement by the 1933 Act or the 1933 Act Regulations which have not been filed as exhibits to the Registration Statement.

(xxv) None of EQR, ERP or any of their subsidiaries are required to own or possess any trademarks, service marks, trade names or copyrights to conduct the business operated by it as of the Representation Date, other than those whereby the failure to possess or own would not have a Material Adverse Effect; and none of EQR, ERP or any of their subsidiaries have received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any trademarks, service marks, trade names or copyrights or of any facts or circumstances which would render any trademarks, service marks, trade names or copyrights invalid or inadequate to protect the interest of EQR, ERP or any of their subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xxvi) No authorization, approval or consent of any court or governmental authority or agency is required that has not been obtained in connection with the consummation by EQR and ERP of the transactions contemplated by the Terms Agreement, except such as may be required under the 1933 Act, the 1933 Act Regulations or state securities law.

(xxvii) Each of EQR, ERP and their subsidiaries has all consents, authorizations, approvals, orders, certificates and permits (collectively, the “Governmental Licenses”) of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals required for it to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Registration Statement and the Prospectus, except to the extent that the failure to obtain or file would not have a Material Adverse Effect; and all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Material Adverse Effect; and none of EQR, ERP or any of their subsidiaries have received any written notice of proceedings relating to the revocation or modification of any such consent, authorization, approval, order, certificate or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxviii) The documents incorporated or deemed to be incorporated by reference in the Registration Statement, Prospectus, any Preliminary Prospectus or, to the extent any other Time of Sale Information incorporates or is deemed to incorporate documents by reference, such other Time of Sale Information, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”), and, when read together with the other information in (a) the Registration Statement, at the time the Registration Statement became effective, did not, (b) any Preliminary Prospectus, at the date of such Preliminary Prospectus, did not, (c) the Prospectus, at its date, at the Closing Time or during the period specified in Section 3(g) did not, does not and will not, or (d) any Time of Sale Information, at the Time of Sale, at the Closing Time or during the period specified in Section 3(g), did not, does not, and will not, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xxix) Each of EQR, ERP and their subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither EQR nor ERP has any reason to believe that EQR, ERP or any of their subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its businesses at a cost that would not have a Material Adverse Effect, except as described in or contemplated by the Registration Statement, the Prospectus and the Time of Sale Information.

(xxx) None of EQR, ERP or any of their subsidiaries are in violation of its partnership agreement, charter document, bylaws or LLC agreement, or in default in the performance of any material obligation, agreement or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it or any of them is a party or by which it or any of them may be bound, or to which any of their properties or assets is subject, which default in performance would result in a Material Adverse Effect; and the execution, delivery and performance of the Terms Agreement or any other agreement or instrument entered into or issued or to be entered into or issued by EQR and ERP in connection with the transactions contemplated herein and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary actions and do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of EQR, ERP or any of their subsidiaries, pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which EQR, ERP or any of their subsidiaries is a party or by which it or any of them may be bound or affected, or to which any of their properties or assets is subject, nor will such action result in any violation of the provisions of the partnership agreement, charter, bylaws or LLC agreement of EQR, ERP or any of their subsidiaries, or any applicable law, regulation, ruling, order, judgment, administrative regulation or administrative or court decree.

(xxxi) Neither EQR nor ERP has taken or will take, directly or indirectly, any action prohibited by Regulation M.

(xxxii) The assets of EQR and ERP do not constitute “plan assets” under the Employee Retirement Income Security Act of 1974, as amended.

(xxxiii) None of EQR, ERP or their subsidiaries have directed the Underwriter to reserve shares for purchase by any trustee, officer or employee of EQR, ERP, any of their subsidiaries or any third party.

(xxxiv) Except as otherwise described in the Prospectus and the Time of Sale Information, each of EQR, ERP and their subsidiaries has good and marketable title in fee simple to all real property, and good title to all personal property (including mortgage investments), owned by it which is material to the business of EQR, ERP and their subsidiaries, considered as a single enterprise, in each case, free and clear of all liens, claims, encumbrances and defects except such as are described in general in the Prospectus and the Time of Sale Information or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by EQR, ERP or any their subsidiaries; and any real property and buildings held under lease by EQR, ERP or any their subsidiaries are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by EQR, ERP or such subsidiaries, in each case except as described in or contemplated by the Registration Statement, the Prospectus and the Time of Sale Information.

(xxxv) Each of EQR, ERP and their subsidiaries has obtained title insurance on all of the material properties owned by each of them covering risks and in amounts that are commercially reasonable for the assets owned by them and that are consistent with the types and amounts of insurance typically maintained by current owners of similar properties, and in each case such title insurance is in full force and effect.

(xxxvi) The mortgages and deeds of trust encumbering the material properties and assets described in general in the Prospectus are not convertible and are not cross-defaulted or cross-collateralized to any property not owned by EQR, ERP or any of their subsidiaries; except as disclosed in the Prospectus and the Time of Sale Information, none of EQR, ERP or any of their subsidiaries hold participating interests in such mortgages and deeds of trust.

(xxxvii) Each of the partnership agreements and LLC agreements to which any of EQR, ERP or their subsidiaries is a party has been duly authorized, executed and delivered by such party and constitutes the valid agreement thereof, enforceable in accordance with its terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (B) the availability of equitable remedies may be limited by equitable principles of general applicability; and the execution, delivery and performance of any of such agreements did not, at the time of execution and delivery, and does not constitute a breach of, or default under, the partnership agreement, charter, bylaws or other governing documents of such party or any material contract, lease or other instrument to which such party is a party or by which its properties may be bound or any law, administrative regulation or administrative or court decree.

(xxxviii) Except as otherwise stated in the Registration Statement, the Prospectus and the Time of Sale Information or as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of EQR, ERP or any of their subsidiaries are in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) EQR,

ERP and their subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against EQR, ERP or any of their subsidiaries and (D) there are no events or circumstances that could reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting EQR, ERP or any of their subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxxix) Since its inception, EQR has been organized and has operated and intends to continue to operate in such a manner as to qualify to be taxed as a “real estate investment trust” under the Internal Revenue Code of 1986, as amended (the “Code”); the proposed method of operation of EQR as described in the Prospectus will enable EQR to continue to meet the requirements for qualification and taxation as a “real estate investment trust” under the Code.

(xl) Each of EQR, ERP and their subsidiaries has filed all federal, state, local and foreign income tax returns which have been required to be filed and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except in all cases for any such tax, assessment, fine or penalty for which an extension has been granted or that is being contested in good faith and except in any case in which the failure to file or pay such taxes would not have a Material Adverse Effect.

(xli) None of EQR, ERP or any of their subsidiaries are an “investment company” as defined in the Investment Company Act of 1940, as amended.

(xlii) No labor dispute with the employees of EQR, ERP or any of their subsidiaries exists, or to the knowledge of EQR and ERP is imminent which could reasonably be expected to have a Material Adverse Effect.

(xliii) EQR and ERP maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management’s general or specific authorization, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (c) acquisition, disposition or other uses of assets are permitted only in accordance with management’s general or specific authorization and (d) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xliv) EQR and ERP have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act); such disclosure controls and procedures are designed to ensure that material information relating to EQR, ERP and their consolidated subsidiaries, is made known to the principal executive officer and principal financial officer of EQR, by others within those entities, and, as of the end of the most recent fiscal quarter of EQR and ERP, the disclosure controls and procedures were effective to perform the functions for which they were established (pursuant to Rule 13a-15(e) under the

1934 Act); auditors for EQR and ERP and the Audit Committee of the Board of Trustees of EQR have been advised by the principal executive officer and principal financial officer of EQR, of: (a) any material weakness or significant deficiency in the design or operation of internal controls over financial reporting which is reasonably likely to have a material adverse effect on the ability of EQR and ERP to record, process, summarize, and report financial information; and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of EQR or ERP; and since the end of the most recently completed fiscal quarter of EQR and ERP, there have been no changes in the internal controls over financial reporting of EQR and ERP that has materially affected, or is reasonably likely to materially affect, the internal controls over financial reporting of EQR and ERP.

(xlv) EQR and ERP are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(xlvi) The operations of EQR, ERP and their subsidiaries are in compliance in all material respects with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving EQR, ERP or any of their subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of EQR and ERP, threatened.

(xlvii) EQR and ERP meet the eligibility requirements for use of a registration statement on Form S-3 in connection with the offer and sale of the Securities.

(xlviii) None of EQR, ERP, any of their subsidiaries or, to the knowledge of EQR and ERP, any trustee, officer, director, agent, employee, affiliate or other person acting on behalf of EQR, ERP or any of their subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), or any other applicable anti-corruption laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and EQR and, to the knowledge of EQR, its affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xlix) None of EQR, ERP, any of their subsidiaries, any of their trustees, officers or directors, or, to the knowledge of EQR and ERP, any agent, employee or affiliate of EQR, ERP or any of their subsidiaries are currently the subject of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Department of Treasury (“OFAC Sanctions”).

(l) To the knowledge of EQR and ERP, the representations and warranties contained in paragraphs (viii) and (ix) of this Section 1(a) are true and correct with respect to the financial statements of the Selling Shareholder included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; except where the failure to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(li) Each Transaction Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(lii) Each Transaction Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of EQR and ERP, enforceable in accordance with its terms, and, assuming the due authorization, execution and delivery thereof by the other parties thereto, enforceable against EQR and ERP in accordance with its terms, except as enforcement thereof may be subject to or limited by bankruptcy, insolvency or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

(liii) None of EQR, ERP or their subsidiaries’ performance of their respective obligations under the Transaction Agreements or the transactions contemplated thereby or the fulfillment of the terms thereof by EQR and ERP conflicts or will conflict with or, results or will result in a breach or violation of (A) the charter, by-laws, partnership agreement, certificate of limited partnership of EQR or ERP; (B) the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which EQR or ERP is a party or bound or to which its or their property is subject; or (C) any statute, law, rule, regulation, judgment, order or decree applicable to EQR or ERP of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over EQR or ERP or any of their properties or, result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of EQR or ERP, except in the case of (B) and (C) where such conflict, breach, violation, creation or imposition, as the case may be, would not have a Material Adverse Effect.

(liv) The interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(lv) None of EQR, ERP, any of their subsidiaries or any of their respective trustees, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or could reasonably be expected to cause or result in any stabilization or manipulation of the price of any security of EQR to facilitate the sale or resale of the Securities.

(b) Any certificate signed by any officer of EQR or ERP or of any subsidiary of EQR or ERP and delivered to you or to counsel for the Underwriter shall be deemed a representation and warranty by EQR, ERP or such subsidiary to the Underwriter participating in such offering as to the matters covered thereby on the date of such certificate.

(c) The Selling Shareholder hereby represents and warrants to the Underwriter as of the date hereof, as of the Closing Time, and agree with the Underwriter, as follows.

(i) Other than the Registration Statement, the Time of Sale Information and the Prospectus or any amendments or supplements thereto, neither the Selling Shareholder nor any person acting on behalf of the Selling Shareholder (other than, if applicable, the Company and the Underwriter) has used or referred, and will not use or refer, to any “free writing prospectus” (as defined in Rule 405 under the Securities Act) relating to the Securities.

(ii) (A) the Selling Shareholder Information (as defined below) contained in the Registration Statement, when it became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading , (B) the Selling Shareholder Information contained in the Prospectus, as of the date of the Prospectus and as of the Closing Time, as the case may be, does not and will not contain any untrue statement of a material fact and does not or will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (C) the Selling Shareholder Information contained in the Time of Sale Information, as of the Time of Sale, did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made; provided that the representations and warranties set forth in this paragraph are limited solely to the Selling Shareholder Information. The Underwriter and the Selling Shareholder agree that “Selling Shareholder Information” consists solely of its name and any information relating to its holding of Common Shares under the headings “Selling Shareholder” and “Selling Shareholders” in each of the Time of Sale Information and the Prospectus (including for the avoidance of doubt that information set forth in the footnote to the respective beneficial ownership tables).

(iii) The sale of the Securities by the Selling Shareholder, the execution, delivery and performance of the Underwriting Agreement and the consummation by the Selling Shareholder of the transactions contemplated hereby and thereby do not and will not (A) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Selling Shareholder, (B) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority or (C) conflict with any agreement or other instrument binding upon the Selling Shareholder that is material to the Selling Shareholder, except in the case of clauses (B) and (C) for any such conflict, breach or violation that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Selling Shareholder’s ability to execute, deliver and perform its obligations hereunder.

(iv) The Selling Shareholder has, and at the Closing Time will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-102 of the Uniform Commercial Code, as amended (the “UCC”) in respect of, the Securities to be sold by the Selling Shareholder, free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into the Terms Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder or a valid security entitlement in respect of such Securities.

(v) Upon payment of the purchase price for the Securities to be sold by the Selling Shareholder pursuant to the Underwriting Agreement, delivery of such Securities, as directed by the Underwriter, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”) (unless delivery of such Securities is unnecessary because such Securities are already in possession of Cede or such nominee), registration of such Securities in the name of Cede or such other nominee (unless registration of such Securities is unnecessary because such Securities are already registered in the name of Cede or such nominee), and the crediting of such Securities on the books of DTC to the securities account of the Underwriter (assuming that neither DTC nor the Underwriter have “notice of an adverse claim,” within the meaning of Section 8-105 of the UCC, to such Securities), (A) DTC shall be a “protected purchaser” of such Securities within the meaning of Section 8-303 of the UCC and will acquire its interest in the Securities (including, without limitation, all rights that the Selling Shareholder had or has the power to transfer in such Securities) free and clear of any “adverse claim” within the meaning of Section 8-102 of the UCC, (B) under Section 8-501 of the UCC, the Underwriter will acquire a valid security entitlement in respect of such Securities and (C) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Securities may be asserted against the Underwriter with respect to such security entitlement; for purposes of this representation, the Selling Shareholder may assume that when such payment, delivery (if necessary) and crediting occur, (x) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the account of the Underwriter on the records of DTC will have been made pursuant to the UCC.

(vi) The Selling Shareholder has full right, power and authority to enter into the Underwriting Agreement.

(vii) The Underwriting Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Selling Shareholder.

(viii) The Selling Shareholder has not taken, and will not take, either directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(ix) No consent, approval, authorization or order of, or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the performance by the Selling Shareholder of its obligations hereunder or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by the Underwriting Agreement, except such (i) as may have previously been made or obtained (ii) as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws or (iii) those as to which the failure to obtain will not affect in any material respect the Selling Shareholder’s ability to perform is obligations hereunder.

(x) Neither the Selling Shareholder nor any of its affiliates, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, or is a person associated with (within the meaning of Article I(rr) of the By-laws of FINRA), any member firm of FINRA.

(d) Any certificate signed by or on behalf of the Selling Shareholder and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Securities shall be deemed a representation and warranty by the Selling Shareholder, as to matters covered thereby, to the Underwriter.

SECTION 2. PURCHASE AND SALE.

(a) The commitment of the Underwriter to purchase the Securities pursuant to the Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions set forth herein or in the Terms Agreement.

(b) Payment for the Securities shall be made to the Selling Shareholder in Federal or other funds immediately available in New York City on the Settlement Date and time set forth in the Terms Agreement, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Time.”

The Securities shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Time for the account of the Underwriter, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriter duly paid, against payment of the Purchase Price therefor.

SECTION 3. COVENANTS OF THE COMPANY.

EQR covenants with you, and with the Underwriter participating in the offering of Securities, as follows.

(a) Immediately following the execution of the Terms Agreement, EQR will prepare a Prospectus Supplement setting forth the principal amount of Securities covered thereby and their terms not otherwise specified in the Prospectus, the name of the Underwriter participating in the offering and the number of Securities has agreed to purchase, the price at which the Securities are to be purchased by the Underwriter from the Selling Shareholder, the selling concession and reallowance, if any, and such other information as you and EQR deem appropriate in connection with the offering of the Securities; and EQR will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations within the time period required by such Rule and will furnish to the Underwriter named therein as many copies of the Prospectus, any Preliminary Prospectus, the Prospectus Supplement and any Issuer Free Writing Prospectus as you shall reasonably request and the Prospectus, any Preliminary Prospectus, the Prospectus Supplement and any Issuer Free

Writing Prospectus shall contain the same text as any electronically transmitted copies filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. EQR will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the 1933 Act.

(b) EQR will notify you immediately, and confirm such notice in writing, of (i) the filing of any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of any Preliminary Prospectus Supplement or Prospectus Supplement or other supplement or amendment to the Prospectus or any Issuer Free Writing Prospectus or any document to be filed pursuant to the 1934 Act, (iii) the receipt of any comments from the Commission, (iv) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus or for additional information, and (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Prospectus or the initiation of any proceedings for any of such purposes pursuant to Section 8A of the 1933 Act; and EQR will make every reasonable effort to prevent the issuance of any such stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(c) At any time when the Prospectus is required to be delivered under the 1933 Act in connection with sales of the Securities, EQR will give you notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the 1933 Act Regulations), any term sheet or any amendment or supplement to the Time of Sale Information or the Prospectus (including any revised prospectus which EQR proposes for use by the Underwriter in connection with the offering of Securities which differs from the prospectus on file at the Commission at the time the Registration Statement became effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), whether pursuant to the 1933 Act, 1934 Act or otherwise, and will furnish the Underwriter with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or preparation, as the case may be, and will not file or prepare any such amendment or supplement or other documents in a form to which the Underwriter or counsel for the Underwriter shall reasonably object.

(d) Neither EQR nor ERP will take any action that would result in the Underwriter or EQR being required to file with the Commission pursuant to Rule 433(d) under the 1933 Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) In connection with the sale of the Securities, before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, EQR will furnish to the Underwriter and to counsel for the Underwriter a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which you reasonably object.

(f) EQR will deliver to you as many conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) as you reasonably request.

(g) EQR will furnish to the Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act in connection with sales of the Securities, such number of copies of any Preliminary Prospectus or the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1933 Act Regulations.

(h) EQR will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in the Terms Agreement and in the Registration Statement, the Prospectus and the Time of Sale Information. If at any time when the Prospectus is required to be delivered under the 1933 Act in connection with sales of the Securities any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or counsel for EQR, to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, then EQR will promptly prepare and file with the Commission such amendment or supplement in form and substance reasonably satisfactory to counsel for the Underwriter, whether by filing documents pursuant to the 1933 Act, the 1934 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

(i) If at any time prior to the Closing Time (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, EQR will immediately notify the Underwriter thereof and forthwith prepare and, subject to paragraph (e) above, file with the Commission (to the extent required) and furnish to the Underwriter and to such dealers as you may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

(j) EQR will endeavor, in cooperation with the Underwriter, to qualify the Securities for offering and sale under the applicable securities laws and real estate syndication laws of such states and other jurisdictions of the United States as you may designate; provided, however, that EQR shall not be obligated to (i) qualify as a foreign real estate investment trust in any jurisdiction where it is not so qualified, (ii) file any general consent to service of process or (iii) take any action that would subject it to income taxation in any such jurisdiction. In each jurisdiction in which the Securities have been so qualified, EQR will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required for the distribution of the Securities.

(k) With respect to each sale of Securities, EQR will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a 12-month period beginning not later than the first day of EQR’s fiscal quarter next following the “effective date” (as defined in such Rule 158) of the Registration Statement.

(l) The Company and ERP also covenant with the Underwriter that, without the prior written consent of the Underwriter authorizing the release of this lock-up, it will not, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of any Common Shares or securities convertible into or exchangeable or exercisable for the Common Shares for a period of thirty (30) days (or such shorter period to which the Selling Shareholder is subject) from the date hereof; provided, however, that (i) this lock-up shall not prohibit or in any way restrict the Company from, directly or indirectly, selling, offering to sell, granting any option for the sale of, or otherwise disposing of (A) any Qualifying Employee Stock (as defined below) (or otherwise maintaining its employee benefits plans in the ordinary course of business) or (B) Common Shares upon the redemption or exchange of any securities redeemable or exchangeable for Common Shares (including the redemption of any units of ERP), (ii) any restrictions on the Company’s ability to file registration statements with the Commission shall not apply to the filing and effectiveness of any amendments to the Company’s existing resale registration statements or the addition of any subsidiary guarantor registrants thereto, as applicable, any shelf registration statements relating to existing employee or director compensation-related plans or distribution reinvestment plans, or a new universal shelf registration statement, provided that the securities registered under such new universal shelf registration statement shall remain subject to the lockup provisions; (iii) any restrictions on the ability of affiliates of the Company to enter into transactions relating to the Company’s securities shall not apply to (A) transfers by gift, will or intestacy so long as the transferee delivers a similar lock-up, (B) transfers or sales pursuant to contracts, instructions or plans to transfer Common Shares pursuant to Rule 10b5-1 existing on the date hereof, or the amendment or replacement of any such contract, instruction or plan so long as the number of Common Shares subject thereto is not increased, and the exercise of options in connection therewith, and (C) the withholding of securities to pay taxes upon the vesting of certain equity awards granted by the Company.

“Qualifying Employee Stock” means the rights, options and other securities issued under employee benefit plans of the Company or any predecessor thereof, or otherwise to executives, trustees and/or employees in compensation arrangements approved by the Board of Trustees of the Company or any predecessor thereof, and any securities issued after the date hereof upon exercise of such rights, options and other securities.

(m) EQR will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the 1933 Act.

(n) If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriter, upon written notice provided by the Underwriter at least 60 days prior to the Renewal Deadline, EQR will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form reasonably satisfactory to the Underwriter. If EQR is no longer eligible to file an automatic shelf registration statement, EQR will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form reasonably satisfactory to the Underwriter, and will use its commercially reasonable best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. EQR will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(o) If at any time EQR receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, EQR will promptly notify the Underwriter, and, if informed by the Underwriter that any Securities remain unsold, (i) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form satisfactory to the Underwriter, (ii) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective and (iii) promptly notify the Underwriter of such effectiveness. EQR will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which EQR has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(p) EQR agrees to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) of the 1933 Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act.

(q) If requested by the Underwriter, EQR will prepare a final term sheet relating to the offering of the Securities, containing only information that describes the final terms of the offering in a form consented to by the Underwriter, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the 1933 Act following the date the final terms have been established for the offering of the Underwriter.

SECTION 4. COVENANTS OF THE SELLING SHAREHOLDER.

The Selling Shareholder covenants with you, and with the Underwriter participating in the offering of Securities, as applicable, the following.

(a) The Selling Shareholder covenants with the Underwriter that, without the prior written consent of the Underwriter with the authorization to release this lock-up, it will not, during the Lock-up Restricted Period, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, (iii) make any demand for or exercise any right or file or cause to be filed a registration statement, including any amendments, with respect to the registration of any Common Shares or securities convertible, exercisable or exchangeable into Common Shares or any other securities of the Company, or (iv) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Underwriter; provided that the foregoing shall not apply to (A) the Securities being sold hereunder, (B) distributions of Common Shares to subsidiaries, limited or general partners, members, stockholders or affiliates of the Selling Shareholder or (C) transfers of Common Shares to the Selling Shareholder’s affiliates or to any other entity controlled by or under common control with the Selling Shareholder; provided further that in case of any transfer or distribution pursuant to clauses (B) or (C), each distributee or transferee shall execute and deliver to the Underwriter a lock-up letter consistent with the provisions of this paragraph and no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Shares, shall be required or shall be voluntarily made during the Lock-up Restricted Period.

(b) The Selling Shareholder will deliver to the Underwriter prior to the Closing Time a properly completed and executed United States Treasury Department Form W-9.

SECTION 5. PAYMENT OF EXPENSES.

(a) EQR will pay all expenses incident to the performance of its obligations under the Terms Agreement, (except to the extent the Selling Shareholder is obligated to pay or cause to be paid any expenses described below), including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the printing and filing of these Standard Underwriting Provisions and the Terms Agreement, (iii) the preparation, issuance and delivery of the Securities to the Underwriter, (iv) to the extent applicable, the fees and disbursements of EQR’s counsel and accountants, (v) the qualification of the Securities under securities laws and real estate syndication laws in accordance with the provisions of Section 3(j), including filing fees and the fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of a blue sky survey with respect thereto, (vi) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (vii) the printing and delivery to the Underwriter of copies of the Registration Statement as originally filed and of each amendment thereto, of any Issuer Free Writing Prospectus and any Time of Sale Information, and of the Prospectus and any Preliminary Prospectus and any amendments or supplements thereto, (viii) any fees charged by nationally recognized statistical rating organizations for the rating of the Securities, (ix) the fees and expenses, if any, incurred with respect to the listing of the Securities on any national securities exchange or quotation system, and (x) the fees and expenses, if any, incurred with respect to any filing with the Financial Industry Regulatory Authority (“FINRA”) (including fees and disbursements of counsel for the Underwriter in connection therewith).

(b) The Selling Shareholder shall pay the fees and expenses of its counsel and any transfer taxes payable in connection with its sales of Securities to the Underwriter.

(c) If the Terms Agreement is terminated by you in accordance with the provisions of Section 11 (a)(i) or 11 (a)(v), EQR shall reimburse the Underwriter for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

(d) The provisions of this Section shall not affect any agreement that the Company, and the Selling Shareholder may make for the sharing of such costs and expenses.

SECTION 6. CERTAIN AGREEMENTS OF THE UNDERWRITER.

The Underwriter agrees with EQR and the Selling Shareholder that, unless it has or shall have obtained, as the case may be, the prior written consent of EQR and the Selling Shareholder, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by EQR with the Commission or retained by EQR under Rule 433, other than a free writing prospectus listed on an annex to the Terms Agreement; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectus listed on an annex to the Terms Agreement and any electronic road show. Any such free writing prospectus consented to by EQR is hereinafter referred to as a “Permitted Free Writing Prospectus.” EQR agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

SECTION 7. CONDITIONS OF UNDERWRITER’S OBLIGATIONS.

The obligations of the Underwriter to purchase the Securities pursuant to the Terms Agreement are subject to the accuracy of the representations and warranties of EQR, ERP and the Selling Shareholder herein contained, to the accuracy of the statements of officers of EQR, ERP and the Selling Shareholder made in any certificate pursuant to the provisions hereof, to the performance by EQR, ERP and the Selling Shareholder of all of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) At the Closing Time, (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor or pursuant to Section 8A of the 1933 Act initiated or threatened by the Commission, (ii) any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriter, (iii) the rating assigned by any nationally recognized statistical rating organization to any long-term debt securities of EQR or ERP as of the date of the Terms Agreement shall not have been lowered since such date nor shall any such rating organization have publicly announced that it has placed any long-term debt securities of EQR or ERP on what is commonly termed a “watch list” for possible downgrading, (iv) there shall not have come to your attention any facts that would cause you to believe that the Time of Sale Information as of the Time of Sale or at Closing Time, or that the Prospectus, together with the Prospectus Supplement, at the time it was required to be delivered to purchasers of the Securities, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading, and (v) each Issuer Free Writing Prospectus shall have been timely filed with the Commission under Rule 433 or 164 of the 1933 Act Regulations to the extent required by Rule 433 of the 1933 Act Regulations. A prospectus containing information relating to the description of the Securities, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424 (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

(b) At the Closing Time, you shall have received:

(1) The favorable opinions of (A) DLA Piper LLP (US), counsel for EQR, dated as of the Closing Time, in the forms attached as Exhibit B-1 and Exhibit B-2 hereto, and (B) Bruce C. Strohm, the general counsel of EQR, dated as of the Closing Time, in the form attached as Exhibit B-3 hereto.

(2) The favorable opinions, dated as of the Closing Time, of counsel for the Underwriter, substantially to the effect specified in paragraphs 1, 2 (first clause only), 4, 7, 8, 10 (first clause only) and 13 of the opinions attached as Exhibit B-1 hereto.

(3) In rendering their respective opinions required by subsection (b)(1) and subsection (b)(2) of this Section 7, counsel shall each additionally state (which shall not constitute an opinion) that no facts have come to the attention of such counsel which cause them to believe that the Registration Statement (except for financial statements, financial data, statistical data and supporting schedules included therein or omitted therefrom, as to which such counsel need not express any view), at the time the Registration Statement or any post-effective amendment thereto (including, if later, the filing of EQR’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q with the Commission) became effective, or at the date of the Terms Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the Time of Sale Information, at the Time of Sale, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Prospectus or any amendment or supplement thereto (except as aforesaid) as of its date or at the Closing Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

In giving their opinions required by this Section 7(b), such counsel, (A) may rely as to all matters of fact, upon certificates and written statements of officers and employees of and accountants for EQR and (B) may rely as to the qualification and good standing of each of EQR or any of its subsidiaries to do business in any state or jurisdiction, upon certificates of appropriate government officials or opinions of counsel in such jurisdictions, which opinions shall be in form and substance satisfactory to counsel for the Underwriter. In giving their belief required in Section 7(b)(3), such counsel may state that their belief is based upon their participation in the preparation of the Registration Statement, the Prospectus and the Time of Sale Information and any amendments and supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

(c) The counsel for the Selling Shareholder shall have furnished to the Underwriter its written opinion, as counsel to the Selling Shareholder for whom it is acting as counsel, addressed to the Underwriter and dated as of the Closing Time, in form and substance reasonably satisfactory to the Underwriter, substantially in the form attached hereto as Exhibit B-4.

(d) At the Closing Time, there shall not have been, since the date of the Terms Agreement or since the respective dates as of which information is given in the Prospectus and the Time of Sale Information, a Material Adverse Change; and you shall have received a certificate of the Chief Executive Officer, the President or the chief financial or chief accounting officer of EQR and ERP, dated as of the Closing Time, to the effect that (i) there has been no such Material Adverse Change, (ii) the representations and warranties in Section 1(a) are true and correct with the same force and effect as though the Closing Time were the Representation Date, (iii) EQR and ERP have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to EQR’s knowledge, threatened by the Commission.

(e) The Selling Shareholder shall have furnished to the Underwriter a certificate, dated as of the Closing Time, signed by, or on behalf of, the Selling Shareholder stating that the representations and warranties of the Selling Shareholder set forth in Sections 1(c) contained herein are true and correct on and as of the Closing Time and that the Selling Shareholder has complied with all its agreements contained herein and has satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Time.

(f) At the time of execution of the Terms Agreement, you shall have received from Ernst & Young LLP, a letter dated such date, in form and substance satisfactory to you, to the effect that (i) they are independent accountants with respect to EQR and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations; (ii) it is their opinion that the consolidated financial statements and supporting schedules included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus and covered by their opinions therein comply in form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations; (iii) based upon limited procedures set forth in detail in such letter, and except as otherwise set forth in such letter, nothing has come to their attention which causes them to believe that at a specified date not more than five days prior to the date of the Terms Agreement, there was any change in the capital stock, increase in long-term debt, or decrease in consolidated net current assets or shareholders’ equity of EQR or any change in operating partnership units, increase in long-term debt or any decreases in the consolidated total assets or partners’ capital of ERP, as compared with the amounts shown in the most recent consolidated balance sheet included or incorporated by reference in the Registration

Statement and the Time of Sale Information or, during the period from the date of the most recent consolidated statement of operations included or incorporated by reference in the Registration Statement and the Time of Sale Information to a specified date not more than five days prior to the date of the Terms Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated total revenues or in the total or per operating partnership unit amounts of consolidated income from continuing operations or of consolidated net income, except in all instances for changes, increases or decreases that the Registration Statement or Time of Sale Information discloses have occurred or may occur, or were a result of events disclosed by EQR in a public filing or are reflective of changes occurring in the normal course of business; (iv) the pro forma adjustments to the historical amounts in the financial statements required by Rule 3-14 of Regulation S-X of the Acquired Assets and related notes have been properly applied; and (v) in addition to the audit referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures with respect to certain amounts, percentages and financial information which are included in the Registration Statement and the Time of Sale Information and which are specified by you, and have found such amounts, percentages and financial information to be in agreement with relevant accounting, financial and other records of EQR and its subsidiaries identified in such letter.

(g) At the time of execution of the Terms Agreement, you shall have received from KPMG LLP, a letter dated such date, in form and substance satisfactory to you, to the effect that (i) it is their opinion that the financial statements and related notes required by Rule 3-14 of Regulation S-X (“Rule 3-14 financial statements”) included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information and covered by their opinions therein comply in form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations and Regulation S-X; (ii) based upon limited procedures set forth in detail in such letter, and except as otherwise set forth in such letter, nothing has come to their attention which causes them to believe that at a specified date not more than five days prior to the date of the Terms Agreement, there was any change in the Acquired Assets, as compared with the amounts shown in the most recent consolidated balance sheet of the Rule 3-14 financial statements included or incorporated by reference in the Registration Statement and the Time of Sale Information or, during the period from the date of the most recent consolidated statement of operations of the Rule 3-14 financial statements included or incorporated by reference in the Registration Statement and the Time of Sale Information to a specified date not more than five days prior to the date of the Terms Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated total revenues or in the total income from continuing operations or of consolidated net income, except in all instances for changes, increases or decreases that the Registration Statement or Time of Sale Information discloses have occurred or may occur; and (iii) in addition to the audit referred to in their opinions and the limited procedures referred to in clause (ii) above, they have carried out certain specified procedures with respect to certain amounts, percentages and financial information which are included in the Registration Statement and the Time of Sale Information and which are specified by you, and have found such amounts, percentages and financial information to be in agreement with relevant accounting, financial and other records of Archstone and its subsidiaries identified in such letter.

(h) At the Closing Time, you shall have received from both Ernst & Young LLP and KPMG LLP a letter dated as of the Closing Time similar to the letters furnished pursuant to subsections (f) and (g) of this Section but with respect to the Registration Statement and the Prospectus, except that the “specified date” referred to shall be a date not more than five days prior to the Closing Time.

(i) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and the persons and the Selling Shareholder listed on Schedule I relating to sales and certain other dispositions of Common Shares or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect at the Closing Time.

(j) At the Closing Time, counsel for the Underwriter shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by EQR in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to you and counsel for the Underwriter.

(k) The trading of the Common Shares (including without limitation the Securities) shall not have been suspended by the Commission, the NYSE or the FINRA since the immediately preceding Settlement Date or, if there has been no Settlement Date, the Closing Time, and the Common Shares (including without limitation the Securities) shall have been approved for listing or quotation on and shall not have been delisted from the NYSE. There shall not have occurred (and be continuing in the case of occurrences under clauses (iii) and (iv) below) any of the following: (i) there has been, since the date of the Terms Agreement or since the respective dates as of which information is given in the Prospectus and the Time of Sale Information, any Material Adverse Change, or (ii) there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or other calamity or crisis or escalation of any existing hostilities or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case, the effect of which is such as to make it, in your judgment, impracticable to market the Securities or enforce contracts for the sale of the Securities, or (iii) trading in any of the securities of EQR or ERP has been suspended by the Commission, the NYSE or FINRA or any exchange or any over-the-counter market, or if trading generally on either the NYSE, the Pacific Stock Exchange or The Nasdaq Stock Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by such system or by order of the Commission, FINRA, or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (iv) a banking moratorium has been declared by Federal, Illinois or New York authorities, or (v) the rating assigned by any nationally recognized statistical rating organization to any long-term debt securities of EQR or ERP as of the date of the Terms Agreement shall have been lowered since such date nor shall any such rating organization have publicly announced that it has placed any long-term debt securities of EQR or ERP on what is commonly termed a “watch list” for possible downgrading.

If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, the Terms Agreement may be terminated by you by notice to EQR and the Selling Shareholder at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 5 hereof and except that Sections 1, 8, 9 and 10 shall survive any such termination and remain in full force and effect.

SECTION 8. INDEMNIFICATION.

(a) EQR and ERP hereby agree to jointly and severally indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and any director, officer, employee or affiliate thereof, as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus or any Time of Sale Information, or the omission, or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or of any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 8(e) below), any such settlement is effected with the written consent of EQR; and

(iii) against any and all expense whatsoever as incurred (including, without limitation, the fees and other charges of counsel chosen by you) reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent such loss, liability, claim, damage or expense arises out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to EQR by the Underwriter or the Selling Shareholder through you expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus and any Time of Sale Information.

(b) The Selling Shareholder agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and any director, officer, employee or affiliate thereof, against any and all loss, liability, claim, damage and expense (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) to the same extent as the indemnity set forth in paragraph (a)(i) above; provided that the Selling Shareholder shall be liable only for any losses, liabilities, claims, damages or expenses that arise out of, or are based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Selling Shareholder Information. The liability of the Selling Shareholder under this Section 8(b) shall be limited to an amount equal to the total net proceeds received by the Selling Shareholder under the Underwriting Agreement.

(c) The Underwriter agrees to indemnify and hold harmless EQR, ERP and the Selling Shareholder and each person, if any, who controls EQR, ERP or the Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and any trustee, director, officer, employee or affiliate thereof, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsections (a) and (b) of this Section 8, as incurred; but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus or any Time of Sale Information in reliance upon, and in conformity with, written information furnished to EQR and the Selling Shareholder by the Underwriter through you expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus or any Time of Sale Information.

(d) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Sections 8(a) and 8(b) above, counsel to the indemnified parties shall be selected by you, and, in the case of parties indemnified pursuant to Section 8(c) above, counsel to the indemnified parties shall be selected by EQR. An indemnifying party may participate at its own expense in the defense of any such action provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 or Section 9 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

The provisions of this Section 8 shall not affect any agreement among the Company and the Selling Shareholder with respect to indemnification.

SECTION 9. CONTRIBUTION.

If the indemnification provided for in Section 8 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect benefits received by EQR, ERP and the Selling Shareholder, on the one hand, and the Underwriter, on the other hand, from the offering of the Securities pursuant to the Terms Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of EQR, ERP and the Selling Shareholder, on the one hand, and of the Underwriter, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Selling Shareholder, on the one hand, and the Underwriter, on the other hand, in connection with the offering of the Securities pursuant to the Terms Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Securities (before deducting expenses) received by the Selling Shareholder and the total underwriting discount received by the Underwriter, in each case as set forth on the cover of the Prospectus or in the Time of Sale Information, bear to the aggregate offering price of such Securities as set forth on such cover.

The relative fault of EQR and the Selling Shareholder, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by EQR, the Selling Shareholder or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

EQR, the Selling Shareholder and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 9, (a) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission, and (b) the Selling Shareholder shall not be required to contribute any amount in excess of an amount equal to the total net proceeds received by the Selling Shareholder under the Underwriting Agreement.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 9, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each trustee, each officer of EQR who signed the Registration Statement, and each person, if any, who controls EQR or the Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as EQR or the Selling Shareholder, as the case may be. The Underwriter’s respective obligations to contribute pursuant to this Section 9 are several in proportion to the principal amount of Securities set forth opposite their respective names in the Terms Agreement, and not joint.

The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholder with respect to contribution.

SECTION 10. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

All representations, warranties and agreements included in the Terms Agreement, or included in certificates of officers of EQR or ERP or in certificates of the Selling Shareholder submitted pursuant thereto, shall remain operative and in full force and effect, regardless of any termination of the Terms Agreement or investigation made by or on behalf of the Underwriter or any controlling person, or by or on behalf of EQR or the Selling Shareholder, and shall survive delivery of and payment for the Securities until the obligations relating to all Securities have been fully satisfied in accordance with their terms.

SECTION 11. TERMINATION OF TERMS AGREEMENT.

(a) You may terminate the Terms Agreement, by notice to EQR and the Selling Shareholder, at any time at or prior to the Closing Time if (i) there has been, since the date of the Terms Agreement or since the respective dates as of which information is given in the Prospectus and the Time of Sale Information, any Material Adverse Change, or (ii) there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or other calamity or crisis or escalation of any existing hostilities or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case, the effect of which is such as to make it, in your judgment, impracticable to market the Securities or enforce contracts for the sale of the Securities, or (iii) trading in any of the securities of EQR or ERP has been suspended by the Commission, the NYSE or FINRA or any exchange or any over-the-counter market, or if trading generally on either the NYSE, the Pacific Stock Exchange or The Nasdaq Stock Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by such system or by order of the Commission, FINRA, or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (iv) a banking moratorium has been declared by Federal, Illinois or New York authorities, or (v) the rating assigned by any nationally recognized statistical rating organization to any long-term debt securities of EQR or ERP as of the date of the Terms Agreement shall have been lowered since such date or if any such rating organization shall have publicly announced that it has placed any long-term debt securities of EQR or ERP on what is commonly termed a “watch list” for possible downgrading.

(b) In the event of any such termination, (x) the covenants set forth in Sections 3 and 4 with respect to the offering of the Securities shall remain in effect so long as the Underwriter owns any such Securities purchased from the Selling Shareholder pursuant to the Terms Agreement and (y) the covenant set forth in Section 3(h) hereof, the provisions of Section 5 hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, and the provisions of Sections 10 and 17 hereof shall remain in effect.

SECTION 12. [INTENTIONALLY OMITTED]

SECTION 13. DEFAULT BY THE SELLING SHAREHOLDER OR THE COMPANY.

If the Selling Shareholder shall fail at the Closing Time to sell and deliver the number of Securities which the Selling Shareholder is obligated to sell hereunder, then the Underwriter may, by notice from the Underwriter to the Company, either (i) terminate the Underwriting Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 5, 8, 9 and 10 shall remain in full force and effect or (ii) elect to purchase the Securities which the Selling Shareholder has agreed to sell hereunder. No action taken pursuant to this Section 13 shall relieve the Selling Shareholder so defaulting from liability, if any, in respect of such default.

In the event of a default by the Selling Shareholder as referred to in this Section 13, each of the Underwriter and the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required change in the Registration Statement, the Time of Sale Information or Prospectus or in any other documents or arrangements.

SECTION 14. NO FIDUCIARY DUTY.

Each of EQR and the Selling Shareholder acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to the Underwriting Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Selling Shareholder, on the one hand, and the Underwriter, on the other hand, and EQR and the Selling Shareholder are capable of evaluating and understanding, and understand and accept, the terms, risks and conditions of the offer and sale of the Securities pursuant to the Underwriting Agreement; (ii) in connection with the offer and sale of the Securities and the process leading to such offer and sale of the Securities, the Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of EQR, the Selling Shareholder or their respective affiliates, trustees, officers, directors, partners, shareholders, creditors or employees; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of EQR or the Selling Shareholder with respect to any of the offer and sale of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising EQR or the Selling Shareholder on other matters); (iv) the Underwriter and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of EQR or the Selling Shareholder and that the Underwriter has no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offer and sale of the Securities and each of EQR and the Selling Shareholder has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate. EQR and the Selling Shareholder agree that they will not claim that the Underwriter has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to EQR, the Selling Shareholder or their respective subsidiaries, in connection with such transaction or the process leading thereto.

SECTION 15. NOTICES.

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed as set forth in the Terms Agreement; notices to EQR shall be directed to it at Two North Riverside Plaza, Chicago, Illinois 60606, attention of Mark Parrell; notices to the Selling Shareholder shall be directed to it at Jupiter Enterprise LP, 1271 Avenue of the Americas, New York, New York 10020.

SECTION 16. PARTIES.

The Terms Agreement shall inure to the benefit of and be binding upon you, EQR and the Selling Shareholder and the Underwriter who becomes a party to the Terms Agreement, and their respective successors. Nothing expressed or mentioned in the Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than those referred to in Sections

8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of the Terms Agreement or any provision therein contained. The Terms Agreement and all conditions and provisions thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors and said controlling persons and officers and trustees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of the Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 17. GOVERNING LAW AND TIME.

The Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time.

SECTION 18. COUNTERPARTS.

The Terms Agreement may be executed in one or more counterparts, and if executed in more than one counterpart the executed counterparts shall constitute a single instrument.

Schedule I

Names of Persons and the Selling Shareholder to Sign Lock-Up Agreements

Alexander, John W.

Atwood, Charles L.

Bynoe, Linda Walker

George, Alan W.

Haben, Mary Kay

Kaufman, Ian

Keywell, Bradley A.

Neal, John E.

Neithercut, David J.

Parrell, Mark J.

Powers, John

Santee, David S.

Shapiro, Mark

Spector, Gerald A.

Strohm, Bruce C.

Tennison, Mark N.

White, B. Joseph

Zell, Samuel

Schedule II

Time of Sale Information

1.	The Registration Statement.

2.	The preliminary prospectus supplement, dated as of May 22, 2013, and filed by the Company pursuant to Rule 424(b) with the Commission on May 22, 2013

3.	Common Shares Offered by the Selling Shareholder: 15,068,000 Common Shares

4.	Price to Public: Variable

Exhibit A

[FORM OF LOCK-UP LETTER]

                                     , 2013

Goldman, Sachs & Co.

c/o Goldman, Sachs & Co

200 West Street,

New York, NY 10282

Ladies and Gentlemen:

The undersigned understands that the above-named underwriter (the “Underwriter”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Jupiter Enterprise LP (the “Selling Shareholder”), an indirect wholly-owned subsidiary of Lehman Brothers Holdings Inc. (“Lehman”), for the purchase and sale to the Underwriter (the “Public Offering”), 15,068,000 common shares, par value $0.01 per share (“Common Shares”) of Equity Residential, a Maryland real estate investment trust (“EQR” or the “Company”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

To induce the Underwriter that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Underwriter, it will not, during the period commencing on the date hereof and ending 30 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Shares beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to, (a) transfers of shares of Common Shares or any security convertible into Common Shares as a bona fide gift or by will or intestacy, (b) distributions of shares of Common Shares or any security convertible into Common Shares to limited partners or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (a) or (b), (i) each transferee, donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Shares, shall be required or shall be voluntarily made during the Restricted Period, (c) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act

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(“Rule 10b5-1”) for the transfer of shares of Common Shares, provided that (i) such plan does not provide for the transfer of Common Shares during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Shares may be made under such plan during the Restricted Period, (d) transfers or sales pursuant to contracts, instructions or plans to transfer Common Shares pursuant to Rule 10b5-1 existing on the date hereof, or the amendment or replacement of any such contract, instruction or plan so long as the number of Common Shares subject thereto is not increased, and the exercise of options in connection therewith, (e) the withholding of securities to pay taxes upon the vesting of equity awards granted by the Company, or (f) any pledges of Common Shares or securities exchangeable or convertible into Common Shares, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the Restricted Period with respect to such any such pledge. In addition, the undersigned agrees that, without the prior written consent of the Underwriter, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Shares or any security convertible into or exercisable or exchangeable for Common Shares. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Shares except in compliance with the foregoing restrictions.

The undersigned understands that the Company, the Selling Shareholder and the Underwriter are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Shareholder and the Underwriter.

[Signature page follows]

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The undersigned has executed this letter as of the date set forth above.

Very truly yours,

(Name)

(Address)

[Signature Page- Lock-Up Agreement]

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Exhibit B-1

Form of Opinions of DLA Piper LLP (US)

1. The Company is a real estate investment trust validly existing under and by virtue of Title 8 and is in good standing with the State Department of Assessments and Taxation of Maryland.

2. The Operating Partnership is a limited partnership existing and in good standing under the Illinois Uniform Limited Partnership Act, and has the limited partnership power and authority to own, lease and operate its properties and conduct its business as described in the Preliminary Prospectus and the Prospectus.

3. The Company has the real estate investment trust power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

4. The Securities have been duly authorized.

5. The authorized Common Shares, including the Securities, and the Preferred Shares of the Company conform as to legal matters to the description thereof contained in each of the Registration Statement, the Preliminary Prospectus and the Prospectus.

6. The Registration Statement is effective under the Securities Act; and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement is in effect nor are any proceedings for such purpose pending before or threatened by the Commission.

7. The Registration Statement, at the time the Registration Statement became effective, the Preliminary Prospectus, at the Time of Sale, and the Prospectus, as of the date of the Prospectus Supplement and as of the date hereof, each complied as to form in all material respects with the requirements of the Securities Act of 1933, as amended, and the rules and regulations thereunder, except in each case we express no opinion with respect to the financial statements, financial data, statistical data and supporting schedules included therein or omitted therefrom or with respect to the documents incorporated by reference therein.

8. The documents incorporated by reference in the Preliminary Prospectus and the Prospectus (other than the financial statements, financial data, statistical data and supporting schedules included therein or omitted therefrom, as to which we express no opinion), at the respective times such documents were filed with the Commission, complied as to form in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder.

9. The Underwriting Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership. The Company has the real estate investment trust power and authority to perform its obligations thereunder. The Operating Partnership has the limited partnership power and authority to perform its obligations thereunder.

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10. The execution, delivery and performance by each of the Company and the Operating Partnership of the Underwriting Agreement and the consummation by each of the Company and the Operating Partnership of the transactions contemplated thereby (i) do not violate any provision of Applicable Laws, and (ii) do not violate any provision of the Articles of Restatement of Declaration of Trust of the Company or the Seventh Amended and Restated Bylaws of the Company or any provision of the Certificate of Limited Partnership or the Sixth Amended and Restated Agreement of Limited Partnership of the Operating Partnership, except that we express no opinion with respect to any indemnification or contribution provisions contained in the Underwriting Agreement.

11. No consent, approval, authorization or order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required under Applicable Laws for the execution and delivery by each of the Company and the Operating Partnership of the Underwriting Agreement or the issuance of the Securities by the Company pursuant to, or the performance of the obligations of each of the Company and the Operating Partnership under the Underwriting Agreement.

12. The statements relating to legal matters, documents or proceedings included in the Time of Sale Information and the Prospectus under the headings “Description of Common Shares” (insofar as such statements purport to summarize certain provisions of the Securities and the Underwriting Agreement) fairly summarize in all material respects the matters therein described.

13. Neither the Company nor the Operating Partnership is required to register as an “investment company” pursuant to the Investment Company Act of 1940, as amended.

In acting as special counsel for the Company in connection with the offer and sale of the Securities, we have participated in the preparation of the Registration Statement (including the Base Prospectus), the Time of Sale Information and the Prospectus and in conferences with officers and other representatives of the Company, including its independent registered public accountants, representatives of the Underwriter and representatives of counsel for the Underwriter, at which conferences the contents of the Registration Statement, the Time of Sale Information and the Prospectus and related matters were discussed. Except as stated in numbered paragraph 12 above, we have not independently checked the accuracy or completeness of, or otherwise verified, and accordingly are not passing upon, and do not assume responsibility for, the accuracy, completeness or fairness of statements contained in the Registration Statement, the Time of Sale Information or the Prospectus. However, as a result of such participation, no facts have come to our attention that have caused us to believe that:

(a) the Registration Statement, as of the “new effective date” with respect to the Securities pursuant to, and within the meaning of, Rule 430B(f)(2) under the Securities Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(b) the Time of Sale Information, at the Time of Sale, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

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(c) the Prospectus, as of the date of the Prospectus Supplement and on the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

except in each case we express no belief, and make no statement with respect to, the financial statements, financial data, statistical data and supporting schedules included or incorporated or deemed to be incorporated by reference therein or omitted therefrom.

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Exhibit B-2

Form of Opinion of DLA Piper LLP (US ) (Tax)

Based upon and subject to the foregoing, it is our opinion that:

(i)	EQR was organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code for each of its taxable years ended December 31, 1992 through December 31, 2012, and EQR’s current organization and proposed method of operation will enable it to continue to satisfy the requirements for qualification and taxation as a REIT under the Code for its taxable years ending after the date of this opinion.

(ii)	The discussion in EQR’s Annual Report on Form 10-K for the year ending December 31, 2012, under the heading “Federal Income Tax Considerations,” which is incorporated by reference into the Registration Statement to the extent that it constitutes matters of federal income tax law or legal conclusions relating thereto, is accurate in al material respects.

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Exhibit B-3

Form of Opinions of Bruce C. Strohm

1.	To my knowledge, each of the Company and the Operating Partnership is duly qualified and in good standing and authorized to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

2.	Each of the Company’s Subsidiaries has been duly incorporated or formed and is validly existing, and in good standing under the laws of the jurisdiction of its incorporation or formation, has the corporate, limited liability company or limited partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and, to my knowledge, is duly qualified and in good standing and authorized to transact business in any jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be validly existing, so qualified or in good standing would not have a Material Adverse Effect; all of the issued and outstanding shares of capital stock, limited liability company interests and partnership interests of each Subsidiary have been duly authorized and validly issued, are, in the case of shares of capital stock, fully paid, and with respect to the shares of capital stock, limited liability company interests, and partnership interests of each Subsidiary owned by the Company, the Operating Partnership or another subsidiary of the Company or the Operating Partnership, are owned by the Company, the Operating Partnership or another subsidiary of the Company or the Operating Partnership, to my knowledge, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except where any such security interest, mortgage, pledge, lien, encumbrance, claim or equity would not have a Material Adverse Effect. None of the outstanding shares of capital stock, limited liability company interests or partnership interests of any Subsidiary were issued in violation of statutory preemptive rights or, to my knowledge, contractual rights of any security holder of such Subsidiary to subscribe for more shares of capital stock, limited liability company interests or partnership interests, except where such violation would not have a Material Adverse Effect.

3.	The execution and delivery by each of the Company and the Operating Partnership of the Underwriting Agreement, and the performance of the obligations of each of the Company and the Operating Partnership under the Underwriting Agreement and the consummation by each of the Company and the Operating Partnership of the transactions contemplated thereby, will not, to my knowledge, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to any material agreement or other instrument that is binding upon the Company or any of its Subsidiaries, or to which any of their properties or assets is subject.

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4.	To my knowledge, there are no (A) legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement, the Prospectus or the Time of Sale Information, other than those disclosed therein, or (B) statutes, regulations, contracts, indentures, mortgages, loan agreements, notes, leases, instruments or other documents that are required to be described in the Prospectus or the Time of Sale Information or to be filed as exhibits to the Registration Statement that are not described or filed as required.

5.	The statements set forth in the Company’s and the Operating Partnership’s combined Annual Report on Form 10-K for the year ended December 31, 2012 and the Company’s and the Operating Partnership’s combined Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2013, under the heading “Legal Proceedings,” insofar as such statements purport to summarize certain legal matters, documents or proceedings or legal conclusions, to my knowledge, fairly summarize in all material respects the matters therein described.

6.	To my knowledge, except as described in the Prospectus and Time of Sale Information, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of any shares of capital stock or partnership interests of or other equity interest in the Company, the Operating Partnership or any Subsidiary of the Company or the Operating Partnership, except for multifamily property acquisition agreements with respect to the sale or issuance of ownership interests in the Operating Partnership which are not material in amount and outstanding shares, LTIP units and options granted to employees and trustees for compensatory purposes.

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Exhibit B-4

FORM OF OPINION OF SELLING SHAREHOLDER’S COUNSEL

1. The Selling Shareholder has all requisite limited partnership power and authority to execute and deliver the Agreement and to perform its obligations thereunder. The execution, delivery and performance of the Agreement by the Selling Shareholder have been duly authorized by all necessary limited partnership action on the part of the Selling Shareholder.

2. The Agreement has been duly and validly executed and delivered by the Selling Shareholder.

3. The execution and delivery by the Selling Shareholder of the Agreement and the performance by the Selling Shareholder of its obligations thereunder will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of the certificate of limited partnership or the limited partnership agreement, as applicable, of the Selling Shareholder, (ii) the laws of the State of New York, the limited partnership laws of the State of Delaware or federal law (other than federal and state securities or blue sky laws, as to which we express no opinion in this paragraph) or (iii) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on the Selling Shareholder of which we are aware.

4. No consent, approval, waiver, license or authorization or other action by or filing with any Delaware limited partnership, or any New York or federal governmental authority is required in connection with the consummation by the Selling Shareholder of the transactions contemplated by the Agreement, except for federal and state securities or blue sky laws, as to which we express no opinion in this paragraph.

5. Assuming that the Underwriter acquires the Shares being sold to it by the Selling Shareholder pursuant to the Agreement, without notice of an adverse claim thereto, upon (a)(i) indication by the Depository Trust Company (“DTC”) by book entry that the Shares have been credited to the Underwriter’s securities account at DTC or (ii) DTC’s acquisition of the Shares for the Underwriter and acceptance of the Shares for the Underwriter’s securities account and (b) payment therefor in accordance with the terms of the Agreement, (y) the Underwriter will acquire a valid security entitlement in respect of such Shares and (z) no action based on an adverse claim may be validly asserted against the Underwriter with respect to its interest in the Shares. For purposes of this Paragraph 5, the terms “adverse claim”, “notice of an adverse claim”, “securities account” and “security entitlement” have the respective meanings ascribed thereto in Sections 8-102(a)(1), 8-105, 8-501 and 8-102(a)(17), of the Uniform Commercial Code in effect in the State of New York.

The opinions expressed herein are limited to the laws of the State of New York, the limited partnership laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

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The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies hereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

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Annex B

Issuer Free Writing Prospectus

NONE